Exhibit 99.1

MedAssets Reports First Quarter 2010 Financial Results

ATLANTA--(BUSINESS WIRE)--April 29, 2010--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its first quarter ended March 31, 2010, as summarized below:

(In millions, except per share)	1Q-10	1Q-09
Net Revenue:
Revenue Cycle Management (RCM)	$58.7	$47.0
Spend Management (SM)	34.7	32.0
Total Net Revenue	93.4	79.0
Net Income	5.5	1.9
Earnings per share (EPS) - diluted	0.09	0.03
Non-GAAP adjusted EBITDA	27.8	23.3
Non-GAAP cash EPS - diluted	$0.19	$0.16
Weighted average shares - diluted	58.8	56.3

Net Revenue

Total net revenue for the first quarter of 2010 increased 18.3% to $93.4 million from $79.0 million in the first quarter of 2009. RCM segment growth of 24.8% was driven primarily by an increase in transformational or comprehensive revenue cycle services and technology solutions. Revenue growth of 8.6% in the SM segment was generated by continued strong demand for medical device consulting and strategic sourcing services as well as solid growth in group purchasing volume.

Non-GAAP Adjusted EBITDA

In the first quarter of 2010, non-GAAP total adjusted EBITDA was $27.8 million, or 29.8% of total net revenue, a 19.2% increase over non-GAAP total adjusted EBITDA of $23.3 million, or 29.5% of total net revenue, in the first quarter of 2009. The 360 basis point increase in RCM segment adjusted EBITDA margin to 29.8% in the first quarter of 2010 was driven by operating efficiencies and certain performance incentive fees recognized in the quarter. This was mostly offset by a 200 basis point decline in SM segment adjusted EBITDA margin to 48.8% in the first quarter of 2010 due to high-margin financial guarantee-related revenue deferrals that occurred in the first quarter of 2010.

Net Income and Earnings per Share

Net income in the first quarter of 2010 was $5.5 million, or $0.09 per diluted share, versus net income of $1.9 million, or $0.03 per diluted share, in the first quarter of 2009. Non-GAAP cash EPS, defined as EPS excluding acquisition-related intangible amortization and share-based compensation expense items on a tax-adjusted basis, was $0.19 per diluted share in the first quarter of 2010, compared to non-GAAP cash EPS of $0.16 per diluted share in the first quarter of 2009.

Cash Flow and Capital Resources

Net cash provided by operating activities in the first quarter of 2010 increased to $17.1 million from $4.2 million in the first quarter of 2009. During the first quarter of 2010, the Company repaid $11.9 million of bank debt. The Company’s balance sheet as of March 31, 2010 included $203.3 million in total bank debt, which represents leverage of approximately 1.7 times trailing 12-month non-GAAP adjusted EBITDA.

2010 Financial Guidance

The Company reiterated its 2010 financial guidance, as follows:

(In millions, except EPS)	12 Months
Net Revenue:	ending 12/31/10
Revenue Cycle Management	$ 245 – 251
Spend Management	144 – 150
Total Net Revenue	390 – 400
EPS – diluted	0.45 - 0.55
Non-GAAP adjusted EBITDA	120 – 128
Non-GAAP cash EPS - diluted	$ 0.86 - 0.96

At March 31, 2010, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $363.4 million ($230.1 million from the RCM segment and $132.4 million from the SM segment). This is a year-over-year increase of 15.1% on a consolidated basis, and a 3.7% increase when compared to the rolling 12-month total of $350.3 million as of December 31, 2009.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Thursday, April 29, 2010
Phone:	866-811-1812 (or 702-696-4559 international/local), conference code 67216382
Webcast:	http://ir.medassets.com, “Events & Presentations” page
Replay:	Webcast will be archived for at least 30 days, or call 800-642-1687 (conf code 67216382)

The Company intends to file its Form 10-Q for the first quarter ended March 31, 2010 with the Securities and Exchange Commission on or before May 10, 2010, and this filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 40,000 non-acute healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with non-GAAP financial information, including: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; diluted cash EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see “Use of Non-GAAP Financial Measures” following these financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2010 financial guidance, costs and revenue growth, margin and other financial projections; and contracted revenue forecasts. Investors are cautioned that any forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended
	March 31,
	2010	2009	% Change
Revenue:
Administrative fees, net	$28,590	$27,486	4.0%
Other service fees	64,816	51,498	25.9%

Total net revenue	93,406	78,984	18.3%

Operating expenses:
Cost of revenue	21,722	16,745	29.7%
Product development expenses	5,370	6,018	-10.8%
Selling and marketing expenses	10,668	10,896	-2.1%
General and administrative expenses	32,151	27,451	17.1%
Depreciation	4,293	2,910	47.5%
Amortization of intangibles	6,084	7,011	-13.2%

Total operating expenses	80,288	71,031	13.0%

Operating income	13,118	7,953	64.9%
Other income (expense):
Interest (expense)	(3,932)	(4,993)	-21.2%
Other income	67	214	-68.7%

Income before income taxes	9,253	3,174	191.5%
Income tax expense	3,733	1,269	194.2%

Net income	5,520	1,905	189.8%

Basic net income per share	0.10	0.04

Diluted net income per share	$0.09	$0.03	200.0%

Weighted average shares — basic	55,817	54,102
Weighted average shares — diluted	58,829	56,302	4.5%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
In 000s, except shares	2010	2009

ASSETS
Current
Cash and cash equivalents	$4,981	$5,498
Accounts receivable, net of allowances of $3,767 and $4,189 as of March 31, 2010 and
December 31, 2009	70,323	67,617
Deferred tax asset, current	14,423	14,423
Prepaid expenses and other current assets	15,283	8,442

Total current assets	105,010	95,980

Property and equipment, net	58,720	54,960
Other long term assets
Goodwill	511,861	511,861
Intangible assets, net	89,320	95,589
Other	20,407	20,154

Other long term assets	621,588	627,604

Total assets	$785,318	$778,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,300	$8,680
Accrued revenue share obligation and rebates	27,084	31,948
Accrued payroll and benefits	15,074	12,874
Other accrued expenses	11,309	7,410
Deferred revenue, current portion	30,848	24,498
Current portion of notes payable	2,499	13,771
Current portion of finance obligation	166	163

Total current liabilities	96,280	99,344

Notes payable, less current portion	200,765	201,390
Finance obligation, less current portion	9,651	9,694
Deferred revenue, less current portion	7,606	7,380
Deferred tax liability	19,358	19,239
Other long term liabilities	2,465	4,125

Total liabilities	336,125	341,172

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 57,000,000 and 56,715,000
shares issued and outstanding as of March 31, 2010 and December 31, 2009	570	567
Additional paid in capital	645,544	639,315
Accumulated other comprehensive loss	(1,536)	(1,605)
Accumulated deficit	(195,385)	(200,905)

Total stockholders’ equity	449,193	437,372

Total liabilities and stockholders’ equity	$785,318	$778,544

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended March 31,
In 000s	2010	2009

Operating activities:
Net income	$5,520	$1,905

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Bad debt expense	407	1,284
Depreciation	5,015	3,514
Amortization of intangibles	6,269	7,196
Loss on sale of assets	1	21
Non-cash stock compensation expense	3,472	4,386
Excess tax benefit from exercise of equity awards	(820)	(1,075)
Amortization of debt issuance costs	458	462
Noncash interest expense, net	134	518
Deferred income tax expense	71	124

Changes in assets and liabilities	(3,452)	(14,174)

Cash provided by operating activities	17,075	4,161

Investing activities:
Purchases of property, equipment, and software	(4,493)	(3,396)
Capitalized software development costs	(3,798)	(3,218)

Cash used in investing activities	(8,291)	(6,614)

Financing activities:
Proceeds from notes payable	-	29,995
Repayment of notes payable and capital lease obligations	(11,897)	(35,430)
Repayment of finance obligation	(164)	(164)
Excess tax benefit from exercise of equity awards	820	1,075
Issuance of common stock, net of offering costs	1,940	1,548

Cash used in financing activities	(9,301)	(2,976)

Net decrease in cash and cash equivalents	(517)	(5,429)
Cash and cash equivalents, beginning of period	5,498	5,429

Cash and cash equivalents, end of period	$4,981	$-

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended March 31,
	2010		2009		% Change
Net revenue
Revenue Cycle Management	$ 58,684		$ 47,020		24.8%
Spend Management	34,722		31,964		8.6%

Total net revenue	$ 93,406		$ 78,984		18.3%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$ 17,482	29.8%	$ 12,326	26.2%	41.8%
Spend Management	16,957	48.8%	16,252	50.8%	4.3%
Corporate	(6,627)		(5,249)		26.3%

Total non-GAAP Adjusted EBITDA	$ 27,812	29.8%	$ 23,329	29.5%	19.2%

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended
	March 31,
ACTUAL	2010		2009

Non-GAAP gross administrative fees	$ 43,029		$ 40,932
Other service fees	64,816		51,498
Non-GAAP gross fees	107,845	RSO %	92,430	RSO %
Non-GAAP revenue share obligation (RSO)	(14,439)	33.6%	(13,446)	32.8%
Net revenue	$ 93,406		$ 78,984

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
In 000s	Three Months Ended
	March 31,
	2010	2009

Net Income	$5,520	$1,905

Depreciation	4,293	2,910
Depreciation (included in cost of revenue)	722	603
Amortization of intangibles, acquisition-related	6,084	7,011
Amortization of intangibles, acquisition-related (included in cost of revenue)	185	185
Interest expense, net	3,913	4,981
Income tax expense	3,733	1,269

Non-GAAP EBITDA	$24,450	$18,864

Share-based compensation	3,472	4,386
Rental income from capitalized building lease	(110)	(110)
Purchase accounting adjustments	-	189

Non-GAAP Adjusted EBITDA	$27,812	$23,329

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s	Three Months Ended
	March 31,
	2010	2009
Amount of share-based compensation included in:
Cost of revenue	566	860
Product development expense	197	309
Selling & marketing expense	614	798
General & administrative expense	2,095	2,419

Total	$3,472	$4,386

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Per share data	March 31,
	2010	2009

EPS - diluted	$0.09	$0.03

Pre-tax non-cash, acquisition-related intangible amortization	0.11	0.13

Pre-tax non-cash, share-based compensation	0.06	0.08

Tax effect on pre-tax adjustments [a]	(0.07)	(0.08)

Non-GAAP cash EPS - diluted	$0.19	$0.16

Weighted average shares - diluted (in 000s)	58,829	56,302

(a) This amount reflects the tax impact on the adjustments used to derive Non-GAAP cash EPS - diluted. The Company utilizes its effective tax rate for each respective period to calculate the tax effect of each adjustment. The effective tax rate for the three months ended March 31, 2010 and 2009 was 40.3% and 40.0%, respectively.

SUPPLEMENTAL 2010 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s		December 31, 2010
		(Low)	(High)

Net Income		$26,600	$32,400

Depreciation		18,600	18,000
Depreciation (included in cost of revenue)		2,900	2,900
Amortization of intangibles, acquisition-related		23,200	23,200
Amortization of intangibles, acquisition-related (included in cost of revenue)		600	600
Interest expense, net		14,600	14,100
Income tax expense		17,400	21,200

Non-GAAP EBITDA		103,900	112,400

Share-based compensation		16,500	16,000
Rental income from capitalized building lease		(400)	(400)

Non-GAAP adjusted EBITDA		$120,000	$128,000

SUPPLEMENTAL 2010 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s, except per share data		December 31, 2010
		(Low)	(High)

Net Income		$26,600	$32,400

EPS - diluted		0.45	0.55

Pre-tax non-cash, acquisition-related intangible amortization		0.40	0.40

Pre-tax non-cash, share-based compensation		0.28	0.28

Tax effect on pre-tax adjustments [b]		(0.27)	(0.27)

Non-GAAP cash EPS - diluted		$0.86	$0.96

Fully diluted weighted average shares outstanding		59,200	59,200

(b) This amount reflects the tax impact to the adjustments used to derive estimated Non-GAAP cash EPS - diluted. The Company uses its estimated effective tax rate for each guidance range to tax effect the adjustments. The estimated effective tax rate for the guidance range above is 39.5%.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; diluted cash EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include all administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO customers. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines diluted cash EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis and non-cash tax-adjusted shared-based compensation expense. Diluted cash EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Diluted cash EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted cash EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
rborchert@medassets.com